UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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[ ]	Preliminary Proxy Statement
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[✓]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

FIRST INTERSTATE BANCSYSTEM, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFED PUBLIC ACCOUNTANTS
COMMON STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
DIRECTORS AND EXECUTIVE OFFICERS
DIRECTORS AND EXECUTIVE COMPENSATION
Compliance With Section 16(a) Beneficial Ownership Reporting of the Securities Exchange Act of 1934
Certain Relationships and Related Transactions
Shareholder Proposals
Other Matters
APPENDIX A
APPENDIX B
APPENDIX C
PROXY

FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918
(406) 255-5390

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 14, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Interstate BancSystem, Inc. (the “Company”) will be held on Friday, May 14, 2004 at 8:00 a.m., Mountain Time, at the Depot, 2310 Montana Avenue, Billings, Montana 59101, for the following purposes:

1.	To elect five (5) directors of the Company;

2.	To ratify the appointment of McGladrey & Pullen as independent certified public accountants for the Company’s fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company’s Common Stock at the close of business on March 5, 2004 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Prior to the actual voting thereof, a proxy may be revoked by the person executing the proxy: (i) by filing with the Secretary of the Company an instrument of revocation, or (ii) by voting or delivering a later executed proxy at the Annual Meeting. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ THOMAS W. SCOTT

Thomas W. Scott
Chairman of the Board of Directors

Billings, Montana
March 31, 2004

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918
(406) 255-5390

PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of First Interstate BancSystem, Inc. (the “Company” or “FIBS”) in connection with the solicitation of proxies of the Company’s shareholders by the Board of Directors to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on May 14, 2004 at 8:00 a.m., Mountain Time, at the Depot, 2310 Montana Avenue, Billings, MT 59101, or any adjournment thereof.

     March 5, 2004 (the “Record Date”) is the Record Date for determining the holders of record of shares of the Common Stock of the Company (the “Common Stock”) entitled to notice of, and to vote at, the Annual Meeting of the Company and any adjournment thereof.

     The mailing of this Proxy Statement to shareholders of the Company commenced on or about March 31, 2004. The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes audited financial statements for the fiscal year ended December 31, 2003, is being mailed to shareholders of the Company simultaneously with this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. A quorum for the purposes of conducting business at the Annual Meeting is a majority of the outstanding shares of Common Stock entitled to vote. As of the Record Date, the Company had 7,899,513 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share of Common Stock at the Annual Meeting.

     All proxies that are properly executed and received in a timely manner will be voted in accordance with the instructions noted thereon. Any proxy which does not specify to the contrary will be voted in accordance with the recommendations of the Board of Directors as to the proposals. A shareholder granting a proxy in the form enclosed has the right to revoke it any time before it is voted by filing with the Secretary of the Company an instrument of revocation or by voting or delivering a later executed proxy at the Annual Meeting. The Company will bear all costs related to the solicitation by the Board of Directors of proxies for the Annual Meeting.

     If a shareholder abstains from voting on any matter, the Company intends to count the abstention as present for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. Therefore, abstentions have the same effect as votes against the proposals, except with respect to the election of directors, in which case abstentions have the effect of neither votes cast for nor against specified director nominees. Any broker non-votes will be treated the same as abstentions.

     When a quorum is present in the election of directors, the nominees receiving the greatest number of votes will be elected to the Company’s Board of Directors. With respect to all other matters which may properly come before the Annual Meeting, unless a greater number of votes is required by law or by the Company’s Articles of Incorporation, a matter will be approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition.

PROPOSAL ONE
ELECTION OF DIRECTORS

     In accordance with the Company’s amended Bylaws, the number of directors of the Company shall be at least five and not more than eighteen. There are currently eighteen directors. The Board is divided into three groups with staggered three-year terms. John M. Heyneman’s and Joel T. Long’s terms as a director end May 14, 2004. The Company plans to fill only one vacancy.

     Five directors will be elected at the Annual Meeting to serve three-year terms, or until their respective successors have been elected and appointed. The Board of Directors has nominated for election as directors, David H. Crum, William B. Ebzery, Charles M. Heyneman, Terry W. Payne and Homer A. Scott, Jr. All director nominees, except Charles M. Heyneman, are current members of the Board of Directors of the Company.

     Unless authority to vote is withheld, the person named in the enclosed Proxy will vote the shares represented by such proxy for the election of the nominees named herein. If, at the time of the Annual Meeting, any nominee shall become unavailable for any reason for election as a director, the person entitled to vote the proxy will vote for the election of such substitute(s) as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth certain information regarding the nominees for election at the Annual Meeting and the directors continuing in office after the Annual Meeting.

BOARD OF DIRECTOR NOMINEES

BOARD NOMINEES FOR A THREE-YEAR TERM EXPIRING IN 2007

Name and Age	Director Since	Principal Occupation
David H. Crum, 59	2000	President and Chief Executive Officer, Crum Electric Supply Co., Inc.

Willliam B. Ebzery, 53	2001	Partner of Pradere, Ebzery, Mohatt & Rinaldo, Certified Public Accountants

Charles M. Heyneman, 43	–	Application Developer, First Interstate Bank

Terry W. Payne, 62	2000	President and Chief Executive Officer, Terry Payne & Co., Inc.

Homer A. Scott, Jr., 69	1971	Chairman, Chief Executive Officer and President, Sugarland Enterprises, Inc.

DIRECTORS CONTINUING IN OFFICE AFTER ANNUAL MEETING

	Director	Term
Name and Age	Since	Expires	Principal Occupation
Elouise C. Cobell, 58	2001	2006	Executive Director, Native American Community Development Corporation

Richard A. Dorn, 51	2001	2006	Owner, Dorn Property X-Change, Dorn Property and Homes LLC, Dorn Realty P.C. and Richard A. Dorn Farms

DIRECTORS CONTINUING IN OFFICE AFTER ANNUAL MEETING (continued)

	Director	Term
Name and Age	Since	Expires	Principal Occupation
James W. Haugh, 66	1997	2005	Financial Consultant and Founder of American Capital, L.L.C.

C.Gary Jennings, 65	2001	2005	President, Jennings Farms, Inc.

Lyle R. Knight, 58	1998	2006	President and Chief Executive Officer, First Interstate BancSystem, Inc.

Robert L. Nance, 67	2001	2005	President and Chief Executive Officer, Nance Petroleum Corporation

James R. Scott, 54	1971	2006	Vice Chairman of the Board of Directors, First Interstate BancSystem, Inc.

Julie A. Scott, 32	2002	2006	Vice President and Branch Manager, First Interstate Bank, Billings Grand Avenue Branch Office

Randall I. Scott, 50	1993	2005	Managing General Partner, Nbar5 Limited Partnership

Thomas W. Scott, 60	1971	2005	Chairman of the Board of Directors, First Interstate BancSystem, Inc.

Michael J. Sullivan, 64	2002	2005	Special Counsel, Rothgerber Johnson & Lyons LLP

Sandra A. Scott Suzor, 44	2000	2006	Partner and Director of Sales and Marketing, Powder Horn Ranch and Golf Club; Owner, Powder Horn Realty Co.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     McGladrey & Pullen was appointed by the Audit Committee of the Board of Directors as the Company’s independent certified public accountants for the fiscal year ending December 31, 2004. This appointment replaces Ernst & Young LLP, who was dismissed by the Audit Committee on March 15, 2004.

     The Board of Directors is submitting its appointment of McGladrey & Pullen as the Company’s independent certified public accountants for the fiscal year ending December 31, 2004 for shareholder ratification at the Annual Meeting. Representatives of neither Ernst & Young LLP nor McGladrey & Pullen will be present at the Annual Meeting.

     Reports issued by Ernst & Young LLP on the Company’s consolidated financial statements for the audit years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the two years ended December 31, 2003, and in the subsequent interim period through March 15, 2004, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or audit scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the matter in its report.

     No consultations or communications, written or oral, regarding the application of accounting principles to specified transactions, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements took place between the Company and McGladrey & Pullen during the two years ended December 31, 2003 or in the subsequent interim period through March 15, 2004.

     The Board of Directors considers McGladrey & Pullen to be well-qualified and recommends that shareholders vote FOR ratification of its appointment as the Company’s independent certified public accountants. Proxies solicited hereby will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated.

COMMON STOCK OWNERSHIP OF
PRINCIPAL SHAREHOLDERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

     The following table sets forth information as of December 31, 2003 with respect to the beneficial ownership of the Common Stock for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the notes to the table, all shares shown in the following table are owned both of record and beneficially, and each of the following parties has voting and/or investment power with respect to such shares.

BENEFICIAL OWNERSHIP TABLE

	Number of	Percent
	Shares	Beneficially
Beneficial Owner(1)	Beneficially Owned	Owned
James R. Scott(2)	1,211,300	15.30%
P. O. Box 7113
Billings, Montana 59103

Randall I. Scott(3)	1,161,640	14.68%
P.O. Box 30918
Billings, Montana 59116

Thomas W. Scott(4)	973,637	12.24%
P.O. Box 30918
Billings, Montana 59116

First Interstate Bank(5)	872,466	11.03%
401 North 31st Street
Billings, MT 59101

Homer A. Scott, Jr. (6)	712,539	9.00%
P.O. Box 2007
Sheridan, Wyoming 82801

John M. Heyneman, Jr.(7) (18)	324,185	4.10%

BENEFICIAL OWNERSHIP TABLE (continued)

	Number of	Percent
	Shares	Beneficially
Beneficial Owner(1)	Beneficially Owned	Owned
Julie A. Scott (8)	247,044	3.12%

Lyle R. Knight(9)	87,952	1.10%

Sandra A. Scott Suzor(10)	81,033	1.05%

Edward Garding(11)	45,568	0.57%

Terrill R. Moore (12)	43,650	0.57%

Robert A. Jones(13)	34,859	0.44%

Charles M. Heyneman(14)	34,076	0.43%

Terry W. Payne(15)	23,527	0.30%

William B. Ebzery(15)	21,575	0.27%

Robert L. Nance(15)	19,119	0.24%

Joel T. Long (6) (18)	13,661	0.17%

James W. Haugh(6)	9,841	0.13%

David H. Crum(16)	5,294	0.07%

Richard A. Dorn(15)	4,219	0.05%

C. Gary Jennings(15)	3,269	0.04%

Elouise C. Cobell(15)	1,459	0.02%

Michael J. Sullivan(17)	1,232	0.02%

All directors and executive officers as a group (28 persons)(19)	4,810,152	62.96%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of December 31, 2003, are deemed outstanding for purposes of computing the percentage owned by the person or entity holding such securities, but are not deemed outstanding for purposes of computing the percentage owned by any other person or entity.

(2)	Includes 560,068 shares owned beneficially as managing partner of J.S. Investments Limited Partnership; 8,810 shares owned beneficially as President of the James R. and Christine M. Scott Family Foundation; 33,230 shares owned beneficially as conservator for a Scott family member; and, 2,163 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(3)	Includes 1,119,792 shares owned beneficially as managing general partner of Nbar5 Limited Partnership; 11,200 shares owned beneficially as general partner of Nbar5 A Limited Partnership; and, 168 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(4)	Includes 225,524 shares owned beneficially as trustee for Scott family members and 39,675 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(5)	Includes 527,969 shares owned beneficially as trustee of the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc. and 344,497 shares owned beneficially as trustee for Scott family members.

(6)	Includes 2,163 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(7)	Includes 288,948 shares owned beneficially as managing general partner of Towanda Investments, Limited Partnership and 2,163 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(8)	Includes 400 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(9)	Includes 73,950 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(10)	Includes 2,053 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(11)	Includes 27,440 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(12)	Includes 31,840 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(13)	Includes 22,765 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(14)	Director nominee.

(15)	Includes 1,219 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(16)	Includes 4,075 shares held in trust for Crum family members and 1,219 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(17)	Includes 168 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

(18)	Term expires May 14, 2004. Not a nominee for re-election.

(19)	Includes 293,412 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2003.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning each of the directors and executive officers of the Company:

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position
Thomas W. Scott	60	Chairman of the Board
James R. Scott	54	Vice Chairman of the Board
Lyle R. Knight	58	President, Chief Executive Officer and Director
Terrill R. Moore	51	Executive Vice President and Chief Financial Officer
Edward Garding	54	Executive Vice President and Chief Credit Officer
Robert A. Jones	57	Executive Vice President and Chief Administration Officer
Kevin Guenthner	40	Senior Vice President and Chief Information Officer
Neil W. Klusmann	52	Senior Vice President and Director of Marketing
Ralph K. Cook	58	Senior Vice President and Branch Administration Officer
David R. Calahan	60	Regional President
Keith D. Cook	56	Regional President
Ronald J. Pasco	58	Regional President
Frank Rotellini	61	Regional President
Elouise C. Cobell	58	Director
David H. Crum	59	Director
Richard A. Dorn	51	Director
William B. Ebzery	53	Director
James W. Haugh	66	Director
John M. Heyneman, Jr.(1)	36	Director
C. Gary Jennings	65	Director
Joel T. Long(1)	63	Director
Robert L. Nance	67	Director
Terry W. Payne	62	Director
Homer A. Scott, Jr.	69	Director
Julie A. Scott	32	Director
Randall I. Scott	50	Director
Michael J. Sullivan	64	Director
Sandra A. Scott Suzor	44	Director
Charles M. Heyneman(2)	43	Director Nominee

(1)	Term expires May 14, 2004. Not a nominee for re-election.

(2)	Director nominee.

Business Biographies

     Thomas W. Scott has been the Chairman of the FIBS Board since January 2004 and a director of FIBS (or its predecessors) since 1971. Mr. Scott served as Chief Executive Officer of FIBS from 1978 through 2003. In addition, Mr. Scott has been Chairman of the Board of First Interstate Bank (“FIB”) since January 2002 and has served as a director First Interstate BancSystem Foundation since 1990. Mr. Scott is the brother of Homer A. Scott, Jr. and James R. Scott, the father of Julie A. Scott and the uncle of John M. Heyneman, Jr., Charles M. Heyneman, Sandra A. Scott Suzor and Randall I. Scott.

     James R. Scott has been a director of FIBS since 1971 and the Vice Chairman of the Board since 1990. In addition, Mr. Scott has served as Chairman of First Interstate BancSystem Foundation since 1990. Mr. Scott is the brother of Homer A. Scott, Jr. and Thomas W. Scott, and the uncle of John M. Heyneman, Jr., Charles M. Heyneman, Sandra A. Scott Suzor, Randall I. Scott and Julie A. Scott.

     Lyle R. Knight has been the Chief Executive Officer of FIBS since January 2004, the President of FIBS since 1998 and the President and Chief Operating Officer of FIB since 2002. Prior to his current appointments, Mr. Knight was the Chief Operating Officer of FIBS from 1998 to 2003. Mr. Knight has also served as a director of FIBS, FIB and First Interstate BancSystem Foundation since 1998. Prior to FIBS, Mr. Knight was President and Chief Executive Officer of a large multi-branch bank in Nevada and the President of a large Arizona-based bank.

     Terrill R. Moore has been an Executive Vice President of FIBS since January 2004 and Chief Financial Officer of FIBS since 1989. Prior to his current appointments, Mr. Moore was a Senior Vice President of FIBS from 1989 through 2003. In addition, Mr. Moore has been a director of FIB since 2001. Prior to joining the FIBS management team, Mr. Moore served in various finance and accounting positions within the Company since 1979.

     Edward Garding has been an Executive Vice President of FIBS since January 2004 and Chief Credit Officer of FIBS since 1999. Mr. Garding served as a Senior Vice President of FIBS from 1996 through 2003, President of FIB from 1998 to 2001 and President of the Sheridan branch of FIB from 1988 to 1996. In addition, Mr. Garding has been a director of FIB since 1998. Prior to joining the FIBS management team in 1996, Mr. Garding served in various positions within the Company since 1971.

     Robert A. Jones has been an Executive Vice President of FIBS since January 2004, Chief Administrative Officer of FIBS since 2003 and Senior Vice President of the Human Asset Management Group of FIBS since 1996. Prior to these appointments, Mr. Jones was the General Auditor of FIBS since 1980. In addition, Mr. Jones has been a director of FIB since 2001.

     Kevin Guenthner has been a Senior Vice President, the Director of Operations and the Chief Information Officer of FIB since 2003. Prior to his current appointments, Mr. Guenthner held positions with FIBS as General Auditor from 1996 to 2003 and audit officer from 1993 to 1996.

     Neil W. Klusmann has been a Senior Vice President of FIBS since 2001 and the Director of Marketing since 1983. Prior to joining the FIBS management team in 1983, Mr. Klusmann served in various marketing and lending positions within the Company since 1977.

     Ralph K. Cook has been a Branch Administration Officer and Senior Vice President of FIBS since 2003. Previously Mr. Cook served FIB as a Regional President from 1999 to 2003, President of the Great Falls branch from 1996 to 2003 and Vice President from 1993 to 1996.

     David R. Calahan has been a Regional President of FIBS since 2003 and the President of the Missoula branch since 1983. Previously Mr. Calahan served FIB as a Market President from 1996 to 2003 and held various other management positions since 1979.

     Keith D. Cook has been a Regional President of FIBS since 2003 and the President of the Billings branch since 1994. Previously Mr. Cook served FIB as a Market President from 2001 to 2003 and held various other management positions since 1984.

     Ronald J. Pasco has been a Regional President of FIBS since 2003 and the President of the Casper Market since 1999. Mr. Pasco also served FIB as President of the Gillette branch from 1987 to 1999.

     Frank Rotellini has been a Regional President of FIBS since 2003 and the President of the Sheridan branch since 1996. Previously Mr. Rotellini served FIB as a Market President from 1996 to 2003, President of the Buffalo branch from 1979 to 1996 and held various other management positions since 1974.

     Elouise C. Cobell has been a director of the Company since 2001. Ms. Cobell has been the Executive Director of Native American Community Development Corporation since 2001 and the Project Director of the Individual Monies Trust Correction and Recovery Project since 1996. Ms. Cobell also served as Director of the Blackfeet Reservation Development Fund, Inc. from 1991 to 2001. In addition, Ms. Cobell has served as Chairman of the Board of Directors of Blackfeet National Bank since 1987 and as a director of First Interstate BancSystem Foundation since 1998.

     David H. Crum has been a director of the Company since 2000. Mr. Crum founded Crum Electric Supply, a distributor of electrical equipment, in 1976 and has acted as President and Chief Executive Officer of that company since its inception.

     Richard A. Dorn has been a director of the Company since 2001. Mr. Dorn has been the owner of Dorn Property X-change, a real estate holding, investment and rental management company, since 1978; Dorn Property and Homes LLC, a new home construction company, since 2002; and Dorn Realty, P.C. since 2003. In addition, Mr. Dorn has owned and operated Richard A. Dorn Farms since 1973.

     William B. Ebzery has been a director of the Company since 2001. Mr. Ebzery is a certified public accountant and has been a partner in the certified public accounting firm of Pradere, Ebzery, Mohatt & Rinaldo since 1975. Mr. Ebzery is also a registered investment advisor and stockbroker.

     James W. Haugh has been a director of the Company since 1997. Mr. Haugh formed American Capital LLC, a financial consulting firm, in 1994 and has operated this firm since its inception. Prior to forming American Capital LLC, Mr. Haugh was a partner in KPMG LLP, a certified public accounting firm.

     John M. Heyneman, Jr. has been a director of the Company since 1998. Mr. Heyneman has been an Assistant Manager for Padlock Ranch Co. since 1999. Mr. Heyneman has also served as a director of First Interstate BancSystem Foundation since 1997. Prior to his employment with Padlock Ranch Co., Mr. Heyneman attended Montana State University from 1995 through 1998 when he graduated with a masters of science degree. Mr. Heyneman is the brother of Charles M. Heyneman, the nephew of Homer A. Scott, Jr., James R. Scott and Thomas W. Scott, and the cousin of Sandra A. Scott Suzor, Randall I. Scott and Julie A. Scott.

     C. Gary Jennings has been a director of the Company since 2001. Mr. Jennings has served as President of Jennings Farms, Inc., a farming and ranching operation located in Wyoming, since 1970.

     Joel T. Long has been a director of FIBS since 1996. Mr. Long has been the Vice President of Casper Materials, a Wyoming real estate management firm, since 1995. Mr. Long was the past President of JTL Group, Inc., a construction firm doing business in Montana and Wyoming, from 1999 to 2003. Prior to 1999, Mr. Long was the majority owner and Chairman of the Board of JTL Group, Inc.

     Robert L. Nance has been a director of the Company since 2001. Mr. Nance has been the owner and President of Nance Petroleum Corporation, an oil and gas exploration and production company, since 1969. In 1999, Mr. Nance sold his interest in Nance Petroleum Corporation but continues as President and Chief Executive Officer of the Company.

     Terry W. Payne has been a director of the Company since 2000. Mr. Payne has served as President and Chief Executive Officer of Terry Payne & Co., Inc., an insurance agency, since its inception in 1972. Mr. Payne has also been part-owner and Chairman of the Board of Directors of Payne Financial Group, Inc. since 1993.

     Homer A. Scott, Jr. has been Chairman of the FIBS Board from 1988 through 2003 and a director of FIBS since 1971. Mr. Scott has been Chairman, Chief Executive Officer and President of Sugarland Enterprises, Inc., a hospitality business comprised of four restaurants and a hotel convention center, since 1979. In addition, Mr. Scott is a real estate developer and the majority owner of Powder Horn Golf Course. Mr. Scott has served as a director of Montana-Dakota Utilities Resources Group, Inc. since 1983 and as a director of First Interstate BancSystem Foundation since 1990. Mr. Scott is the brother of James R. Scott and Thomas W. Scott, the uncle of John M. Heyneman, Jr., Charles M. Heyneman, Randall I. Scott and Julie A. Scott, and the father of Sandra A. Scott Suzor.

     Julie A. Scott has been a director of FIBS since 2003. Ms. Scott has been a Vice President and the manager of the Billings Grand Avenue branch of FIB since October 2001. Prior to this appointment, Ms. Scott served in various management and other banking positions within the Company since February 1994. Ms. Scott is the daughter of Thomas W. Scott, the niece of Homer A. Scott, Jr. and James R. Scott, and the cousin of John M. Heyneman, Jr., Charles M. Heyneman, Randall I. Scott and Sandra A. Scott Suzor.

     Randall I. Scott has been a director of FIBS since 2003. Mr. Scott is a certified financial planner and has been the managing general partner of Nbar5 Limited Partnership since 1994. In addition, Mr. Scott has served as a director of First Interstate BancSystem Foundation since 1999. Previously, Mr. Scott worked in various capacities for the Company over a period of 19 years including as a Trust Officer of FIB from 1991 through 1996 and as a consultant from 1996 through 1998. Mr. Scott previously served as a director of the Company from 1993 through May 2000. Mr. Scott is the nephew of Homer A. Scott, Jr., Thomas W. Scott and James R. Scott, and the cousin of John M. Heyneman, Charles M. Heyneman, Sandra A. Scott Suzor and Julie A. Scott.

     Michael J. Sullivan has been a director of FIBS since 2003. Mr. Sullivan has been a special counsel for the Denver, Colorado law firm of Rothgerber Johnson & Lyons LLP since 2001 and was named partner of the firm in 2003. Prior to 2001, Mr. Sullivan practiced law with a Wyoming firm since 1964, taking leave to serve as U.S. Ambassador to Ireland from 1998 to 2001 and as Governor of the State of Wyoming from 1986 through 1995. Mr. Sullivan has been a director of Allied Irish Bank, PLC in Dublin, Ireland since 2001; Cimarex Energy Co. and Sletten Construction, Inc. since 2002; and, Kerry Group PLC since 2004.

     Sandra A. Scott Suzor has been a director of the Company since 2000. Ms. Suzor has been a partner and the Director of Sales and Marketing for Powder Horn Ranch and Golf Club since 1995. In addition, Ms. Suzor formed Powder Horn Realty, a full service real estate brokerage, in 1997. Ms. Suzor has also served as a director of First Interstate BancSystem Foundation since 2002. Ms. Suzor is the daughter of Homer A. Scott, Jr., the niece of James R. Scott and Thomas W. Scott, and the cousin of Charles M. Heyneman, John M. Heyneman, Jr., Randall I. Scott and Julie A. Scott.

     Charles M. Heyneman is a nominee for election to the Board of Directors of the Company at the 2004 Annual Meeting. Mr. Heyneman has been an application developer for FIB and i_Tech Corporation, a nonbank subsidiary of FIBS, since 2000. Prior to his current appointment, Mr. Heyneman held loan review officer and credit analyst positions with FIB since 1993. Mr. Heyneman is the brother of John M. Heyneman, Jr., the nephew of Homer A. Scott, Jr., James R. Scott and Thomas W. Scott, and the cousin of Sandra A. Scott Suzor, Randall I. Scott and Julie A. Scott.

Board and Committee Matters

     The Board of Directors has determined that a majority of its directors, including Elouise C. Cobell, David H. Crum, Richard A. Dorn, William B. Ebzery, James W. Haugh, John M. Heyneman, Jr., C. Gary Jennings, Joel T. Long, Robert L. Nance, Terry W. Payne, Randall I. Scott and Michael J. Sullivan, are independent under Rule 4200(a)(15) of the NASD listing standards. Beginning in 2004, the Company intends to have two or more regularly scheduled executive sessions each year attended solely by these independent directors. Although the Company is not listed on the NASDAQ Stock Market or any other securities quotation system or exchange, it has elected to apply the NASD listing standards in determining the independence of its directors.

     During 2003, the Board of Directors met six times with each director attending at least 75% of the meetings with the exception of Joel T. Long who attended 67% of the meetings. The Company encourages directors and director nominees to attend the meeting of shareholders. The Company has a Credit Committee, an Executive Committee, a Compensation Committee, a Governance Committee and an Audit Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors.

     Credit Committee. Credit Committee members currently include Richard A. Dorn, William B. Ebzery, John M. Heyneman, Jr., Lyle R. Knight, Joel T. Long, Robert L. Nance, James R. Scott, Julie A. Scott and Thomas W. Scott. The Credit Committee assists the Board in ensuring that Company management establishes a loan portfolio that will assure the safety of depositors’ money, earn sufficient income to provide an adequate return on capital and enable communities in the Company’s trade area to prosper. The Credit Committee met twelve times in 2003 with each serving committee member attending at least 75% of the meetings with the exception of John M. Heyneman, Jr. who attended 67% of the meetings.

     Executive Committee. Executive Committee members currently include David H. Crum, James W. Haugh, John M. Heyneman, Jr., Lyle R. Knight, Terry W. Payne, Homer A. Scott, Jr., James R. Scott, Julie A. Scott, Randall I. Scott, Thomas W. Scott, Michael J. Sullivan and Sandra A. Scott Suzor. The Executive Committee assists the Board by interfacing with management, particularly in monitoring Company and Board policies, evaluating the effectiveness of management, executing the Company’s mission and business strategies and enhancing shareholder value. The Executive Committee met six times in 2003 with each serving committee member attending at least 75% of the meetings.

     Compensation Committee. Compensation Committee members currently include David H. Crum, James W. Haugh, John M. Heyneman, Jr., Terry W. Payne, Homer A. Scott , Jr., James R. Scott, Randall I. Scott, Michael J. Sullivan and Sandra A. Scott Suzor. The Compensation Committee assists the Board in reviewing and approving corporate goals relevant to compensation, including the determination and/or approval of compensation levels for the Company’s executive officers; evaluation of the performance of the Board Chairman, Vice Chairman and Secretary; oversight of succession planning for executive officers; and, administration of incentive compensation and other employee benefit plans. The Compensation Committee met five times during 2003 with each serving committee member attending at least 75% of the meetings.

     Governance Committee. Governance Committee members currently include David H. Crum, James W. Haugh, John M. Heyneman, Jr., Lyle R. Knight, Terry W. Payne, Homer A. Scott, Jr., James R. Scott, Julie A. Scott, Randall I. Scott, Thomas W. Scott, Michael J. Sullivan and Sandra A. Scott Suzor. The Governance Committee assists the Board in ensuring the Company has an effective and efficient system of governance, including development of criteria for Board membership; recruitment, orientation, development and evaluation of Board members; and, evaluation of services provided to and communications with shareholders. The Governance Committee met six times in 2003 with each serving committee member attending at least 75% of the meetings, except John M. Heyneman, Jr. who attended 50% of the meetings and Julie A. Scott who attended 33% of the meetings.

     The Board of Directors has determined that Lyle R. Knight, Homer A Scott, Jr., James R. Scott, Julie A. Scott, Thomas W. Scott and Sandra A. Scott Suzor do not meet the independence requirements under NASD Rule 4200(a)(15). Lyle R. Knight, Homer A. Scott, Jr., James R. Scott, Julie A Scott and Thomas W. Scott received salaries from the Company during 2003 and Sandra A. Scott Suzor is the daughter of Homer A. Scott, Jr. The Board of Directors has reviewed, assessed the adequacy of and approved a written charter for the Governance Committee. The full text of the Governance Committee Charter, which was approved September 25, 2003, is attached as Appendix A to this Proxy Statement. A current copy of the Governance Committee Charter is not maintained on the Company’s website.

     The entire Board of Directors is responsible for nominating candidates for election to the Board at the Company’s annual meeting of shareholders and for filling vacancies on the Board that may occur between annual meetings of shareholders. The Governance Committee is responsible for identifying, screening and recommending candidates to the Board.

     When formulating its recommendations for Board of Director nominees, the Governance Committee will consider advice and recommendations offered by the Company’s chief executive officer; shareholders of the Company, including members of the Scott family (“Scott Family”) who collectively own 78.6% of the Company’s Common Stock; and, any outside advisors the Governance Committee may retain.

     All candidates for Board of Director membership are selected from individuals with distinguishing records of leadership and success in their respective fields and who will make substantial contributions to the Board. The Board’s assessment of candidates includes, but is not limited to, personal and professional ethics and integrity, diversity among existing members of the Board, business experience and competence, financial acumen, professional and personal accomplishments, educational background and willingness to devote adequate time to Board duties. The Scott Family, through a family council, makes recommendations to the Governance Committee with respect to candidates for Board of Director membership from the Scott Family. The Governance Committee gives due and significant consideration to recommendations made by the Scott Family. Subject to the foregoing, candidates for the Board of Directors are selected on the basis of broad experience, wisdom, integrity, ability to make independent analytical inquires, understanding of the Company’s business environment and willingness to devote adequate time to Board duties. During 2003, the Scott Family recommended Charles M. Heyneman to the Governance Committee as a candidate for the Board of Directors.

     The Company does not have a formal policy concerning shareholder recommendations of candidates for Board of Director membership. Shareholders may recommend candidates by writing to the Company’ s corporate secretary at the Company’s headquarters, 401 N. 31st Street, Billings, Montana 59116, giving the candidate’s name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Shareholders who wish to nominate a director for election at an annual meeting of the shareholders of the Company must comply with the deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Shareholder Proposals” contained herein.

     Audit Committee. Audit Committee members currently include Elouise C. Cobell, Richard A. Dorn, William B. Ebzery, C. Gary Jennings and Robert L. Nance. The Audit Committee assists the Board by reviewing the Company’s accounting and financial reporting processes, internal and disclosure control systems and external and internal auditing systems; monitoring adherence with laws, regulations, Company policies and the Company’s codes of ethics; and, meeting with the Company’s external auditors to discuss the results of the annual audit and any related matters. The Audit Committee met five times during 2003 with each serving committee member attending at least 75% of the meetings, except Elousie C. Cobell who attended 67% of the meetings and C. Gary Jennings who attended 40% of the meetings.

     The Board of Directors has determined that each Audit Committee member is independent in accordance with Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 4200(a)(15) of the NASD listing standards. The Board also determined that William B. Ebzery qualifies an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act. The Board of Directors has reviewed, assessed the adequacy of and approved a written charter for the Audit Committee. The full text of the Audit Committee Charter, which was approved September 25, 2003, is attached as Appendix B to this Proxy Statement.

Audit Fees

     Ernst & Young LLP, the Company’s independent certified public accountants for the three year period ended December 31, 2003, performed various audit, audit-related, tax and other services for the Company as indicated below.

     Audit Fees. Fees for audit services totaled approximately $296,400 in 2003 and $284,300 in 2002, including fees associated with the annual audit and reviews of the Company’s quarterly reports on Form 10-Q. All audit fees incurred during 2003 and 2002 were pre-approved by the Audit Committee.

     Audit-Related Fees. Fees for audit-related services totaled approximately $8,700 in 2003 and $64,700 in 2002. Audit-related services principally included accounting consultations and information system audits. All audit-related fees incurred during 2003 and 2002 were pre-approved by the Audit Committee.

     Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $8,300 in 2003 and $23,100 in 2002. All tax fees incurred during 2003 and 2002 were pre-approved by the Audit Committee.

     All Other Fees. All other fees include support and advisory services not included in the above categories. The Company paid no other fees in 2003 or 2002.

     Pre-Approval Policies and Procedures. The Audit Committee has adopted a policy that requires advance approval of all services performed by the independent auditor when fees are expected to exceed $15,000. The Audit Committee has delegated to the Audit Committee Chairman, Richard A. Dorn, or any two other members of the Audit Committee authority to approve services, subject to ratification by the Audit Committee at its next committee meeting.

Report of the Audit Committee of the Board of Directors

March 22, 2004

To the Board of Directors of First Interstate BancSystem, Inc.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and Public Company Accounting Oversight Board.

We have received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent accountants their independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Richard A. Dorn	Robert L. Nance	C. Gary Jennings
Elouise C. Cobell	William B. Ebzery

Communication with the Board

     The Company has not, to date, developed a formal process for shareholder communications with the Board of Directors. The Company believes its current informal process, in which any communication sent to the Board of Directors either generally or in care of the Chief Executive Officer, corporate Secretary or other corporate officer or director is forwarded to all members of the Board or Directors, has served the Board’s and the shareholders’ needs.

Code of Ethics

     The Company’s Chief Executive Officer, Chief Financial Officer and principal accounting officers or other persons performing similar functions are required to comply with the Company’s Code of Ethics for Chief Executive Officer and Senior Finance Officers (“Financial Code of Ethics”). The purpose of the Financial Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that the Company’s business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone hotline or the use of an internet-based reporting system. All concerns and complaints are reported to the Company’s security officer in a summary format for investigation. The full text of the Company’s Financial Code of Ethics is attached as Appendix C to this Proxy Statement.

DIRECTOR AND EXECUTIVE COMPENSATION

Director Compensation

     During 2003, each director other than Thomas W. Scott, Lyle R. Knight and Julie A. Scott, received an annual retainer of $10,000 and fees of $625 per board meeting attended and $400 per committee meeting attended. Committee chairs also received an annual fee of $4,000. Directors are reimbursed for ordinary expenses incurred in connection with attending board and committee meetings. In addition, Homer A. Scott, Jr. and James R. Scott were paid salaries of $99,000 and $102,250, respectively, during 2003 and James R. Scott was paid a bonus of $25,000 for 2003. In 1998, the Board of Directors adopted a deferred compensation plan under which directors may elect to defer any portion of director’s fees until an elective distribution date or the director’s retirement, disability or death.

     Each director, other than Thomas W. Scott, Lyle R. Knight and Julie A. Scott, elected at or continuing as a director after the 2003 annual meeting of shareholders was granted stock options to purchase 673 shares of the Company’s Common Stock at the most recent minority appraised value per share. Options granted during 2003 had an aggregate fair value of $10,000 at the date of grant based on the Black-Scholes option pricing model.

Executive Compensation

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended December 31, 2003, 2002, and 2001, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Thomas W. Scott, the Company’s then Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company (the “Named Executives”), in all capacities in which they served:

SUMMARY COMPENSATION TABLE

				Long-Term
Name and				Compensation	All Other
Principal Position	Year	Salary	Bonus	Options(1)	Compensation(2)
Thomas W. Scott	2003	$380,000	$210,000	7,500	$26,691
Chief Executive Officer	2002	360,000	180,000	42,050	37,415
	2001	335,000	175,000	9,000	24,923

Lyle R. Knight	2003	300,000	165,000	12,500	24,436
President & Chief	2002	284,000	142,000	71,450	23,629
Operating Officer	2001	268,000	147,400	10,000	22,878

Edward Garding	2003	187,400	82,000	4,000	20,271
Sr. Vice President	2002	178,395	61,500	27,760	19,331
&Chief Credit Officer	2001	169,900	61,164	3,000	19,536

Terrill R. Moore	2003	186,500	82,000	4,000	20,319
Sr. Vice President &	2002	176,280	61,500	32,490	19,304
Chief Financial Officer	2001	169,500	61,020	4,000	19,586

Robert A. Jones	2003	157,500	69,500	4,000	17,894
Sr. Vice President	2002	150,000	49,500	21,765	16,074
	2001	130,000	46,800	3,000	16,193

(1)	During 2001, the Company offered all option holders under the Stock Option and Appreciation Rights Plan (the “Old Plan”) an opportunity to exercise outstanding options with the intention of issuing, after six months, a similar number of options with similar terms under the 2001 Stock Option Plan. Option awards in 2002 include 33,550, 59,950, 23,760, 28,490 and 17,765 options issued to replace options exercised under the Old Plan for Thomas W. Scott, Lyle R. Knight, Edward Garding, Terrill R. Moore and Robert A. Jones, respectively.

(2)	All other compensation includes (i) premiums paid by the Company on health and group life insurance policies, (ii) contributions by the Company to the Company’s noncontributory qualified profit sharing plan, (iii) contributions by the Company to the Company’s contributory qualified employee savings plan, qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and (iv) contributions by the Company to the Company’s executive non-qualified deferred compensation plan.

Stock Options

     The following table contains information concerning grants of Company stock options to the Named Executives during 2003:

OPTION GRANTS IN 2003

	Individual Grants				Potential Realizable Value at
		% of Total			Assumed Annual
		Options			Rates of Stock
		Granted to	Exercise		Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term
Name	Granted (#)	Fiscal Year	($/sh)	Date	5%	10%
Thomas W. Scott	7,500	6.15%	$45.00	1/28/13	$212,252	$537,888
Lyle R. Knight	12,500	10.24	45.00	1/28/13	353,753	896,480
Edward Garding	4,000	3.28	45.00	1/28/13	113,201	286,874
Terrill R. Moore	4,000	3.28	45.00	1/28/13	113,201	286,874
Robert A. Jones	4,000	3.28	45.00	1/28/13	113,201	286,874

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2003 and unexercised options held as of December 31, 2003:

AGGREGATED OPTION EXERCISES AND DECEMBER 31, 2003 OPTION VALUES

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised		In-The-Money
	Shares		Options at		Options at
	Acquired	Value	12/31/03		12/31/03
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas W. Scott	—	$0	39,675	9,875	$289,688	$54,938
Lyle R. Knight	—	0	68,825	15,125	501,563	80,063
Edward Garding	1,320	9,900	25,440	5,000	187,800	28,500
Terrill R. Moore	1,650	4,950	29,840	5,000	220,800	28,500
Robert A. Jones	—	0	20,765	5,000	152,738	28,500

Employment Contracts

     Under an Employment Agreement (the “Agreement”) dated May 18, 1998, Lyle R. Knight is employed as an executive officer of the Company for a ten-year period ending May 18, 2008. During the term of the Agreement, Mr. Knight is entitled to base compensation and additional benefits as are customarily offered to Company executives. Pursuant to the terms of the Agreement, the Company is required to pay specified benefits if Mr. Knight is involuntarily terminated without cause or elects termination in the event of a change in control.

     Upon early termination by the Company without cause, Mr. Knight is entitled to receive severance pay equal to five times his base salary then in effect, bonus compensation and reimbursement of all premiums for group health insurance coverage for a period not exceeding five years. In the event of a change in control, Mr. Knight may elect to terminate the Agreement by giving 90 days written notice at any time on or after the first anniversary, but on or prior to the second anniversary of the change in control. Upon proper termination of the Agreement, Mr. Knight is entitled to severance pay as described above.

     In the event Mr. Knight is unable to perform his duties due to physical or mental disability, the Company may, at its option, terminate the Agreement. Upon termination of the Agreement, Mr. Knight is entitled to reimbursement of all premiums for group health insurance coverage for a period not to exceed five years.

     The Agreement also restricts Mr. Knight’s right to compete against the Company for a period of five years from the date of termination.

Endorsement Split Dollar Benefit

     The Company has obtained life insurance policies covering certain selected executive officers. Under these policies, the Company receives the net cash surrender value if the policy is terminated, or receives all benefits payable upon death of the insured. An endorsement split dollar agreement has been executed with each of the selected executive officers whereby a portion of the policy death benefit is payable to their designated beneficiary. The endorsement split dollar agreement will provide post retirement coverage for those selected key officers meeting specified retirement qualifications. The Company has entered into this type of endorsement split dollar agreement with Lyle R. Knight, Edward Garding, Terrill R. Moore and Robert A. Jones.

     The Company has obtained a group life insurance policy covering selected officers of the Company’s banking subsidiary. Under the policy, the Company receives the net cash surrender value if the policy is terminated, or receives all benefits payable upon death of the insured. An endorsement split dollar agreement has been executed with each of insured officers whereby a portion of the policy death benefit is payable to their designated beneficiary if they are employed by the Company at the time of death. The marginal income produced by the policy is used to offset the cost of employee benefit plans of the banking subsidiary. The Company has entered into this type of endorsement split dollar agreement with Thomas W. Scott, Lyle R. Knight, Edward Garding, Terrill R. Moore and Robert A. Jones.

Stock Option Plans

     The Company has two non-qualified stock option plans for executive officers and certain other officers of the Company: the 2001 Stock Option Plan (the “2001 Plan”) and the Old Plan. Both the 2001 Plan, adopted by the Company in July 2001, and the Old Plan provide for granting of stock options which may be exercised within a maximum period of ten years from the date of grant. Subsequent to May 2001, the Company discontinued the granting of stock option awards under the Old Plan entirely.

Deferred Compensation Plans

     The Company has two non-qualified deferred compensation plans for a selected group of executive officers and highly compensated employees of the Company: the Executive Non-Qualified Deferred Compensation Plan (the “1998 Plan”) and the Deferred Compensation Plan (the “2000 Plan”). Both plans allow eligible employees, as determined by the Company’s Board of Directors or a committee appointed by the Board of Directors (“Plan Administrator”), to defer a portion of base salary and bonus subject to certain maximum limits set forth by the Plan Administrator. The Company may make discretionary contributions on behalf of a participant for 401(k) plan matching contributions and profit sharing contributions in excess of Internal Revenue Code limitations. In addition, the Company may make other contributions on behalf of a participant at the discretion of the Board of Directors. The deferral account of each participant is credited or debited with investment earnings or losses based upon the performance of the underlying investments selected by the participant from among alternatives selected by the Plan Administrator. Deferral accounts will generally be distributed upon termination of the participant’s service relationship with the Company subject to the participant’s election of predetermined distribution deferral periods or early distribution. Participants may receive distributions in a lump sum or in annual installments over not more than fifteen years.

Compensation Committee Interlocks and Insider Participation

     David H. Crum, James W. Haugh, John M. Heyneman, Jr., Terry W. Payne, Homer A. Scott, Jr., James R. Scott, Randall I. Scott, Michael J. Sullivan and Sandra A. Scott Suzor serve on the Compensation Committee of the Board of Directors. James R. Scott and Homer A. Scott, Jr. received compensation from FIBS for services in 2003.

     None of the executive officers of the Company and no member of the Compensation Committee served as a member of the compensation committee of any other company during fiscal 2003.

Indemnification

     Officers and directors of FIBS are entitled to indemnification under the Montana Business Corporation Act and pursuant to a Resolution of the Board of Directors dated January 12, 1987. A summary of the indemnification provision in such resolution follows:

Pursuant to a resolution of the Board of Directors dated January 12, 1987, and under the authority of Section 35-1-414 of the Montana Business Corporation Act, the Company shall indemnify each director and officer of the Company (including former officers and directors) and each agent of the Company serving as a director or officer of a Bank, serving at the specific direction or request of the Company (but only to the extent that such director, officer or agent is not indemnified by the Bank or by insurance provided by the Company), against judgments, penalties, fines, settlements and reasonable expenses actually and reasonably paid by such director, officer or agent by reason of the fact that he or she is or was a director or officer of the Company or such Bank, to the extent provided by and subject to the limitations of the Montana Business Corporation Act.

Board Compensation Committee Report on Executive Compensation

     Compensation Policy. The Company’s executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee (the “Committee”) attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives, and (b) key officer options awarded through the Company’s stock option plans. The Committee believes that cash compensation in the form of salary and bonus provides Company executives with short-term rewards for success in operations. Long-term compensation, through the award of stock options, encourages growth in management stock ownership, which leads to expansion of management’s stake in the long-term performance and success of the Company.

     Base Salary. The Committee approved 2003 base salaries of executive officers. In determining the base salary of each executive officer, the Company relied on industry surveys of salaries paid to executive officers of financial institutions with comparable asset size and similar operating regions to that of FIBS. The Committee set the base salaries of the Company’s executive officers within a reasonable range of the salaries reflected in surveys.

     Bonuses. Annual incentives for the executive officers are intended to reflect the Company’s belief that management’s contribution to return on assets and shareholders’ equity comes from maximizing and improving the quality of earnings. Awards are based on the attainment of specified performance objectives, and the bonus amount is determined as a percentage of the recipient’s base salary. For 2003, executive officers were assigned bonus amounts ranging from 44% to 55% of their base salaries. The varying percentages reflect the Committee’s belief that as an executive officer’s duties and responsibilities in the Company increase, the officer will be increasingly responsible for the performance of the Company. Accordingly, a significant portion of the officer’s compensation should be incentive compensation. Actual bonuses payable depend on the level of achievement of specified performance objectives established for each executive officer. Performance objectives evaluated in determining 2003 executive officer bonuses included attainment of return on equity and related growth in earnings per share goals. In addition, selected executive officers were responsible for the continuation of a Company-wide sales and service culture, initiation of a formal succession planning process, continuation of the strategic planning process and management of capital investments.

     Stock Options. The executive officers as well as certain other officers of the Company and its subsidiaries were granted options under the Company’s stock option plans to purchase a specified number of shares of FIBS Common Stock. The number of shares underlying the options granted to each officer were based primarily on the individual’s ability to influence the Company’s long term growth and profitability as well as the number of options previously granted. The Committee believes stock option grants afford a desirable long term compensation method because they closely ally the interest of management with shareholder value and the grants of stock options are the best way to directly link the financial interest of management with those of shareholders.

     Compensation of Chief Executive Officer. For the fiscal year ended December 31, 2003, the Company paid Thomas W. Scott, Chief Executive Officer of the Company, a salary of $380,000 and he received a bonus of $210,000. Mr. Scott’s compensation package was determined to be appropriate by the Committee based on compensation surveys for chief executive officers of financial institutions of comparable size, type and profile, achievement of work plan objectives and improvements in the Company’s financial performance from 2002. Mr. Scott’s compensation package, including bonus, was higher than those granted to other executives of the Company in recognition of his responsibilities and his performance in his position. In establishing Mr. Scott’s compensation package, financial performance indicators and work plan objectives reviewed included attainment of return on equity goals and related growth in earnings per share, continuation of a Company-wide sales and service culture, continuation of a formal succession planning process, continuation of the strategic planning process, and management of capital investments.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

James R. Scott	James W. Haugh	Michael J. Sullivan
Terry W. Payne	John M. Heyneman	David H. Crum
Homer A. Scott, Jr.	Sandra A. Scott Suzor	Randall I. Scott

Compliance With Section 16(a) Beneficial Ownership Reporting of the
Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, during the year ended December 31, 2003, its directors, officers and greater than 10% shareholders complied with all Section 16(a) filing requirements, except as follows: Lyle R. Knight, Homer A. Scott, Jr. and Thomas W. Scott each filed one late Form 4, reporting a total of four late transactions, and James R. Scott filed two late Form 4s, reporting a total of two late transactions.

Certain Relationships and Related Transactions

     The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with related parties, including business with directors, officers, stockholders and their associates, on the same terms as those prevailing at the same time for comparable transactions with unrelated persons and that did not involve more than a normal risk of collectibility or present other unfavorable features. To the extent that such transactions consisted of extensions of credit to Company executive officers and directors and to certain members of the Scott Family, such extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with unrelated persons and did not involve more than a normal risk of collectibility or present other unfavorable features. Loans to FIBS’ executive officers, directors and their related interests represented approximately 6.4% of the Company’s shareholders’ equity as of December 31, 2003.

     The Company purchases property and casualty insurance from Payne Financial Group, Inc., an insurance agency in which Terry W. Payne, a director of the Company, has a 60% ownership interest. The Company paid insurance premiums of $323,000 to Payne Financial Group, Inc. in 2003.

     The Company is the anchor tenant in a commercial building in which the Company’s principal executive offices and largest banking office are located in Billings, Montana. The building is owned by a joint venture partnership in which FIB is one of the two partners, owning a 50% interest in the partnership. The other 50% interest in the partnership is owned by a company in which Joel T. Long, a director of the Company, owns beneficially an equity interest of approximately 33%. Indebtedness of the partnership ($7.0 million as of December 31, 2003) is recourse to the partners and guaranteed by the Company. The Company paid rent to the partnership of $1.5 million in 2003.

     In March 2003, the Company purchased a Cessna Citation 525 aircraft from Thomas W. Scott, Chairman of the Board, for $2,550,000, the aircraft’s fair value at the date of acquisition as determined by an independent appraiser.

     The Company leases a Citation 525 aircraft from an entity wholly-owned by Thomas W. Scott, Chairman of the Board. Under the terms of the lease, the Company pays all of the operating expenses of the aircraft. In addition to paying all operating expenses, during 2003 the Company paid $48,000 for use of the aircraft and received reimbursement of operating costs of $70,000 from Thomas W. Scott for his personal use of the aircraft.

Shareholder Proposals

     The rules of the SEC permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Company’s 2005 Annual Meeting of Shareholders is expected to be held on or about May 6, 2005, and proxy materials in connection with that meeting are expected to be mailed on or about April 6, 2005. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2005 Annual Meeting of Shareholders is December 6, 2004. Additionally, if the Company receives notice of a shareholder proposal after February 21, 2005, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company for its 2005 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Company’s Annual Report, which includes audited financial statements for the fiscal year ended December 31, 2003 and a listing of Exhibits, is enclosed herewith. Exhibits to the Annual Report will be furnished at a charge of $0.20 per page to any shareholder who requests them in writing from Laura Bailey, Vice President, Finance Division, First Interstate BancSystem, Inc., 401 North 31st Street, Billings, Montana 59116-0918.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ CAROL STEPHENS DONALDSON

Carol Stephens Donaldson
Secretary

Billings, Montana
March 31, 2004

First Interstate BancSystem

APPENDIX A

FIRST INTERSTATE BANCSYSTEM, INC.
GOVERNANCE COMMITTEE CHARTER

PURPOSE

•	The responsibilities and powers of the Governance Committee (“Committee”) as delegated by the Board of Directors (“Board”) of First Interstate BancSystem, Inc. (“Company”) are to assist the Board in ensuring an effective and efficient system of governance for the Company by clarifying the roles of the Board and committees and subsidiary boards and committees of the Company

•	The Committee relies to a significant extent on information and advice provided by management and independent advisors.

•	Whenever the Committee takes an action, it exercises its independent judgment on an informed basis that the action is in the best interests of the Company and its shareholders.

MEMBERSHIP

•	The Committee shall consist of at least three members of the Board as the Board shall from time to time determine.

•	The members of the Committee shall be elected by the Board of Directors at its first meeting following the annual meeting of shareholders.

•	Unless a Chairman is elected by the Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman of the Committee shall be an independent Director.

September 2003	Governance Committee Charter

First Interstate BancSystem

POWERS AND DUTIES

The Committee’s primary responsibilities include:

•	Nominations

•	Developing the criteria and qualifications for membership on the Board;

•	Considering, recommending and recruiting candidates to fill new positions on the Board;

•	Reviewing candidates recommended by shareholders and the Scott Family Council;

•	Conducting appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	Considering and granting waivers or exceptions to the criteria and qualifications for members on the Board;

•	Identifying, recruiting, and recommending Director nominees for approval by the Board and the Shareholders; and

•	Recommending Director nominees for each of the Board’s committees.

•	Corporate Governance

•	General

*	Reviewing and recommending to the Board proposed changes to the Company’s Articles of Incorporation and Bylaws;

*	Recommending to the Board ways to enhance services to and improve communications and relations with the Company’s shareholders; and

*	Reviewing the outside activities of senior executives.

September 2003	Governance Committee Charter

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•	Board Oversight

*	Defining the scope of the responsibilities of Board Officers, including the Chairman, the Vice Chairman, and the Secretary;

*	Evaluating the effectiveness of the Board and recommending to the Board ways to improve the corporate governance of the Company;

*	Reviewing and monitoring new Board member orientation;

First Interstate BancSystem

*	Consulting with the Chairman of the Board to set the agenda for each meeting of the Board;

*	Evaluating, annually, the Board, each Board member’s and each committee’s performance, including review of the nature and scope of each member’s experience serving as a member;

*	Developing programs for continuing education for all directors and for the orientation of new directors and approving outside director education programs to ensure that Board members understand their role and are equipped to carry it out;

*	Considering matters of corporate governance and conducting an annual review of the Committee’s Charter, the Company’s Corporate Governance Guidelines, and the Company’s Code of Ethics and Conduct Guide and each committee of the Board’s annual objectives;

*	Evaluating each request for a waiver of the application of the Company’s Code of Ethics and Conduct Guide and reporting its findings and recommendations to the full Board;

*	Monitoring the functions of the various committees of the Board and conducting annual evaluations of their contributions to the Company;

*	Evaluating and defining the relationship between and the duties of the Company as it relates to its subsidiaries and its advisory boards.

*	Considering questions of possible conflicts of interest of Board members and of the Company’s senior executives;

September 2003	Governance Committee Charter

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First Interstate BancSystem

*	Considering resignations of Board members; and

*	Developing and overseeing policies with respect to committee terms and rotations.

MEETINGS

•	The Committee shall meet as often as may be deemed necessary or appropriate in its reasonable judgment, and in any event no fewer than two times per year, either in person or telephonically, and at such times and places as the Committee shall determine.

•	The Committee shall report its minutes from each meeting to the Board.

COMMITTEE ACTION

•	A majority of the Committee, but not fewer than two members, shall constitute a quorum for the transaction of business.

•	A majority of the members present shall decide any question brought before the Committee.

•	Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Committee.

PERFORMANCE REVIEW

•	The Committee shall conduct an annual performance evaluation of itself, including a review of the compliance of the Committee with this Charter.

•	The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

September 2003	Governance Committee Charter

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First Interstate BancSystem

APPENDIX B

FIRST INTERSTATE BANCSYSTEM, INC.
AUDIT COMMITTEE CHARTER

PURPOSE

•	The Audit Committee of First Interstate BancSystem, Inc. (the “Company”) will assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities. The Audit Committee (the “Committee”) will review the accounting and financial reporting process, the system of internal control, the audit process and the Company’s process for monitoring adherence with laws, regulations, the Company’s Code of Ethics and Conduct Guide, and Company policies. In performing its duties, the Committee will maintain effective working relationships with, and a line of communication between, the Board, Management, and the internal and external auditors.

•	While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditors.

•	The Audit Committee’s responsibilities and powers as delegated by the Board of Directors are set forth in this Charter. The Audit Committee relies to a significant extent on information and advice provided by management and independent advisors. Whenever the Audit Committee takes an action, it exercises its independent judgment on an informed basis that the action is in the best interests of the Company and its stockholders.

ORGANIZATION

•	Audit committee Parameters - The Audit Committee will be organized consistent with the following significant parameters:

•	Size of the Audit Committee - The Audit Committee will have no less than three and no more than six members.

September 2003	Audit Committee Charter

First Interstate BancSystem

•	Qualifications of Audit Committee Members - Committee members must meet the independence requirements of the Company’s Corporate Governance Guidelines, the Sarbanes-Oxley Act of 2002, the Nasdaq Stock Market, Inc., and all other applicable law. Additionally, no member of the Audit Committee shall own or control 20% or more of the voting stock of the Company.

•	Frequency of Audit Committee Meetings - The Committee will have four (4) scheduled meetings each fiscal year. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this Charter.

•	Appointment of Audit Committee Members and Chairperson - Each Committee member will be selected by the Board and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chairperson of the Committee will be selected by the Board of the Company and will serve in that capacity for one year. The Chairperson can serve successive terms in this capacity without limitation.

•	Financial Expert - All members of the Committee must be able to read and understand financial statements. In addition, one member must be designated as an “audit committee financial expert,” as defined by the applicable Security and Exchange Commission regulations, and who has, through (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor, or position performing similar functions, (ii) experience actively supervising one or more such persons, (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or (iv) other relevant experience, the following attributes:

•	An understanding of generally accepted accounting principals (“GAAP”) and financial statements;

•	The ability to assess the general application of GAAP in connection with the accounting for estimates, accruals, and reserves;

September 2003	Audit Committee Charter

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First Interstate BancSystem

•	Experience preparing, or auditing, analyzing or evaluating financial statements that present accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonable expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of Audit Committee functions.

When making this designation, the Committee should consider whether the person has, through knowledge and experience, sufficient financial expertise in accounting and auditing areas specified in the Sarbanes-Oxley Act of 2002.

ROLES AND RESPONSIBILITIES OF AUDIT COMMITTEE

     A broad outline of the roles and responsibilities of the Audit Committee is presented below:

•	Internal Control

•	Evaluate whether Management has established and appropriately maintained processes to assure the reliability and integrity of internal accounting policies and financial reporting and disclosure practices of the Company.

•	Review and recommend to the Board the appointment, reassignment, or dismissal of the general auditor selected to develop and carry out the annual internal audit plan.

•	Review the internal audit department’s budget and staffing levels to ensure that the resources provided are adequate to allow successful completion of the department’s responsibilities.

September 2003	Audit Committee Charter

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First Interstate BancSystem

•	Evaluate the scope, effectiveness, and significant findings of the internal audit process for the Company’s operations.

•	Review the internal auditor’s report on the results of the annual audit plan.

•	Evaluate whether recommendations for improved internal controls are effectively implemented by Management.

•	Evaluate, annually, the adequacy of the Audit Committee Charter and the performance of the Committee thereunder.

•	Review and approve all “related party transactions” requiring disclosure under Securities and Exchange Commission Regulation S-K, Item 404.

•	Financial Reporting

•	Annually review the significant risks the Company is exposed to and evaluate Management’s plan to manage these uncertainties.

•	Review and evaluate Management’s interpretation and implementation of mandated changes to accounting and reporting requirements.

•	Review the annual financial statements for accuracy and completeness.

•	Evaluate the accounting treatment of unusual and non-recurring transactions such as restructuring charges and acquisitions.

•	Evaluate significant income statement and balance sheet items which require Management judgment.

•	Review and approve the annual 10-K filing, including the Management Discussion and Analysis (MD&A), before public release.

•	Review and approve the process for preparing interim, unaudited (quarterly) financial statements.

•	Resolve any differences in financial reporting between management and the external auditors.

•	Compliance with Laws, Regulations and Company Policies

•	Review the effectiveness of the system for monitoring compliance with laws and regulations.

September 2003	Audit Committee Charter

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First Interstate BancSystem

•	Establish procedures for the handling of complaints received by the Company regarding accounting, internal controls, or auditing matters. In addition, such procedures will also protect the confidentiality and anonymity of any individual submitting concerns related to questionable accounting or auditing matters.

•	Ensure that the Company’s policy statements and Code of Ethics and Conduct Guide are kept up to date and are accessible to and adhered to by the entire organization.

•	Review and approve all Management and independent auditor reports in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) within 90 days of year end.

•	Engage and determine funding for independent legal counsel, accounting and other advisors as it deems necessary to carry out it duties.

•	Relationship with External Auditor

•	Oversee the external audit coverage – The Company’s Independent Financial Statement Auditor (external auditor) is ultimately accountable to the Audit Committee, which has the sole authority to select, evaluate and, when appropriate, replace the external auditors. The external auditor must be an independent public accountant that (i) has received an external quality control review by and independent public accountant (“peer review”) that determines whether the auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (ii) is enrolled in a peer review program and within 18 months receives a peer review that meet acceptable guidelines.

•	Have sole authority to approve the engagement letter and the fees to be paid to the external auditors.

•	Review and approve the scope of the external audit to be performed each fiscal year, including the maters required to be discussed by the Statement of Auditing Standards No. 61, relating to the conduct of the audit, and pre-approval of all audit services.

September 2003	Audit Committee Charter

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First Interstate BancSystem

•	Pre-approve, prior to execution of engagement agreements, all non-audit related engagements with the Company’s external auditors and all engagements with other firms when fees exceed $15,000. Approvals can be delegated to the Chairman or any two other members of the Committee with ratification at the next Committee Meeting. (The floor of $15,000 may be raised at the discretion of the Committee with notification to the Board.).

•	Meet with the external auditors to review the accuracy, completeness, and overall quality of the Company’s accounting principles and internal controls as applied in its annual financial reporting.

•	The Committee Chairman, or any two other members, shall meet with the external auditor to discuss and review significant events, transactions, and changes in accounting estimates deemed by the external auditor to affect the quality of the Company’s financial reporting and related internal controls prior to the filing of the Company’s 10-Q.

•	Review and ensure the timely rotation of the lead audit partner of the external auditors and absence of conflicts of interest.

•	Obtain confirmation and assurance as to the external auditors’ independence, including ensuring that they submit on a periodic basis (no less than annually) to the Audit Committee a formal written statement delineating all relationships between the external auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external accountants and for taking appropriate action in response to the external auditor’s report to satisfy itself of their independence.

REPORTING REQUIREMENTS

•	The Committee Chairperson will update the full Board regarding the significant items of discussion at each Committee meeting. Additional reports on matters of special interest will be submitted to the Board as appropriate.

September 2003	Audit Committee Charter

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First Interstate BancSystem

ANNUAL PROXY STATEMENT

•	In addition to Board communication, the following information will be reported to the shareholders of the Company in the annual proxy statement:

•	Confirmation that the Company has a formal, documented Committee Charter;

•	Confirmation that the Committee satisfied its obligations under the Charter in the prior year; and

•	The full text of the Audit Committee Charter at least once every year and after any significant modification is approved by the Board.

PERFORMANCE REVIEW

•	The Committee shall conduct an annual performance evaluation of itself, including a review of the compliance of the Committee with this Charter.

•	The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

September 2003	Audit Committee Charter

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APPENDIX C

Code of Ethics for Chief Executive Officer and Senior Finance Officers
Of First Interstate BancSystem, Inc.

     This Code of Ethics applies only to the Chief Executive Officer and Senior Finance Officers, as defined below, in accordance with the Sarbanes-Oxley Act of 2002.

     It is the policy of First Interstate BancSystem, Inc. (“FIBS” or “Company”) that its employees, directors and agents are held to the highest standards of honest and ethical conduct when conducting the affairs of the Company. Because FIBS is a public company, the Chief Executive Officer (“CEO”) and Senior Finance Officers (defined as Chief Financial Officer, External Financial Specialist, Finance Vice President) are held to an especially high set of ethical standards, which are further described below. The CEO and Senior Finance Officers of FIBS will not commit acts contrary to these standards of ethical conduct nor shall they condone the commission of such acts by others within the Company.

     FIBS has a Code of Personal Conduct which provides guidelines and procedures for professional and personal conduct applicable to all employees of the Company. The CEO and Senior Finance Officers are bound by the provisions set forth in the FIBS Code of Personal Conduct relating to the ethical fulfillment of employment responsibilities including, but not limited to, conflicts of interest and compliance with laws and regulations. In addition to the guidelines and procedures set forth in the FIBS Code of Personal Conduct, the CEO and Senior Finance Officers are subject to the following additional policies to ensure full, fair, timely and understandable disclosure in FIBS’s periodic reports filed with the Securities and Exchange Commission (“SEC”).

General Standards of Ethical Behavior

The CEO and Senior Finance Officers will:

•	Conduct their personal and professional affairs in a way that avoids both real and apparent conflicts between their interests and the interests of FIBS. Conflicts of interest are prohibited in all cases unless a specific, case-by-case exception has been granted by the Company’s Board of Directors after review and approval of the specific circumstances. Prohibited conflicts of interests include: (1) performing significant work for an outside employer; (2) use of one’s position with the Company to influence or gain favors from others (“self-dealing”); (3) use of nonpublic or inside information for trading in the Company’s stock or for any other purpose but the conduct of the Company’s business; (4) unauthorized representation of the Company in written or oral communications; (5) personal use of Company assets, resources or facilities; and, (6) causing FIBS to enter into transactions with themselves, any of their immediate family members or any entity in which the CEO or Senior Finance Officers or any of their immediate family members have a direct or indirect interest (other than passive investments consisting of less than 1% of the outstanding shares of publicly traded companies which do not create the appearance of a conflict of interest).

•	Promptly bring to the attention of the Chairman of the Audit Committee or report on Ethicspoint (see information below regarding Ethicspoint) any information the CEO or Senior Finance Officer may have concerning any violation of FIBS’s Code of Personal Conduct or this Code of Ethics including actual or apparent conflicts of interest between personal and professional relationships involving management or other employees who have a significant role FIBS’s financial reporting, disclosures and internal controls.

•	Refrain from engaging in any activity that would compromise their professional ethics or otherwise prejudice their ability to carry out their duties to FIBS.

•	Not take for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors of FIBS.

•	Communicate to executive management of FIBS and to external accountants engaged in financial audits of FIBS, all relevant unfavorable and favorable information and professional judgments or opinions relating to FIBS’s financial reporting and disclosure in periodic reports filed with the SEC.

•	Encourage open communication and full disclosure of financial information by providing a well understood process under which management is kept informed of financial information of importance, including any departures from sound policy, practice, and accounting norms.

•	Ensure that all employees who have a significant role in financial reporting understand the Company’s open communication and full disclosure standards and processes.

•	Refrain from disclosing confidential information obtained in the course of their work except where authorized, unless legally obligated to do so.

•	Inform staff members, as appropriate, of the confidentiality of information obtained in the course of their work and monitor, as needed, to ensure that staff members maintain that confidentiality.

•	Refrain from using or appearing to use confidential information obtained in the course of their work for unethical or illegal advantage, either personally or indirectly through others.

Standards Regarding Financial Records and Reporting

The CEO and Senior Finance Officers will:

•	Carefully review a draft of each periodic report for accuracy and completeness before it is filed with the SEC, with particular focus on disclosures the CEO or Senior Finance Officer does not understand or agree with and on information known to the CEO or Senior Finance Officer that is not reflected in the report.

•	Establish appropriate systems and procedures to ensure that business transactions are recorded on the Company’s books in accordance with generally accepted accounting principals (“GAAP”), established Company policy and appropriate regulatory pronouncements and guidelines.

•	Establish appropriate policies and procedures for the protection and retention of accounting records and information as required by applicable law, regulation or regulatory guidelines.

•	Establish and administer disclosure and financial accounting controls and procedures that are appropriate to ensure the integrity of the financial reporting process and the availability of timely, relevant information for the safe, sound, and profitable operation of FIBS and to ensure that material information is included in each periodic report during the period in which the periodic report is being prepared.

•	Meet with members of executive management and others involved in the disclosure process to discuss their comments on the draft periodic reports.

•	Completely disclose all relevant information reasonably expected to be needed by the Company’s regulatory examiners, internal auditors and independent accountants for the full, complete and successful discharge of their duties and responsibilities.

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•	Consult with the Audit Committee to determine whether they have identified any weaknesses or concerns with respect to internal controls.

•	Confirm that neither FIBS’s internal auditor nor its independent accountants are aware of any material misstatements or omissions in draft periodic reports, or have any concerns about the management’s discussion and analysis section of the periodic reports.

•	Bring to the attention of the Chairman of the Audit Committee or report on Ethicspoint matters that could compromise the integrity of FIBS’s financial reports, disagreements on accounting matters and violations of any part of FIBS’s Code of Personal Conduct or this Code of Ethics.

•	Comply with applicable laws, rules and regulations relating to the filing of periodic reports with the SEC by the Company.

•	Bring to the attention of the Chairman of the Audit or report on Ethicspoint any information concerning evidence of a material violation of securities or other laws, rules or regulations applicable to FIBS and the operation of its business, by FIBS or any agent thereof, or of a violation of FIBS’s Code of Personal Conduct or this Code of Ethics.

     Any waiver of this Code of Ethics for the CEO and Senior Finance Officers will be promptly disclosed as required by law or regulation of the SEC.

Ethicspoint – Confidential Reporting Tool

     Ethicspoint is a internet-based reporting system that provides confidential channels for reporting violations of FIBS’s Code of Personal Conduct and this Code of Ethics for the CEO and Senior Finance Officers. Violations may be reported on the toll-free Ethicspoint Hotline, 1-866-384,4277, or on the Ethicspoint internet website, www.ethicspoint.com. Comments made using the Ethicspoint hotline or website are reported to the Company’s Security Officer in summary format. No identities are divulged unless specifically requested by the commenting individual. FIBS does not permit retaliation of any kind against individuals covered by this Code of Ethics for good faith reports of violations of this Code of Ethics or FIBS’s Code of Personal Conduct.

Public Availability

     The text of this Code of Ethics for Chief Executive Officer and Senior Finance Officers of First Interstate BancSystem, Inc. will be posted on the Company’s website, www.firstinterstatebank.com.

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Acknowledgement Form

     I have received and read the Code of Ethics for Chief Executive Officer and Senior Finance Officers Of First Interstate BancSystem, Inc. (“Code of Ethics”) and I understand its contents. I agree to comply fully with the standards contained in the Code of Ethics and the Company’s related policies and procedures. I understand that I have an obligation to report to the Chairman of the Audit Committee or to report on Ethicspoint, the Company’s confidential reporting tool, any suspected violations of the Code of Ethics.

Printed Name

Signature

Date

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PROXY

First Interstate BancSystem, Inc.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918

This proxy is solicited on behalf of the Board of Directors of First Interstate BancSystem, Inc. (“FIBS”).

The undersigned hereby appoints THOMAS W. SCOTT, proxy of the undersigned, with full power of substitution, to vote all shares of common stock of FIBS, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of FIBS to be held on Friday, May 14, 2004, at 8:00 a.m., Mountain Time, at the Depot, 2310 Montana Avenue, Billings, Montana 59101 or at any adjournment thereof for the following purposes:

1.	To elect as directors the nominees proposed by the Board of Directors of FIBS, to three-year terms, or until their respective successors have been elected and qualified.

Please mark only one of the following options:

For All Nominees Listed Below

Withhold Authority to Vote for the Nominee(s) listed below:
(Instruction: To withhold authority to vote for any nominee(s), write the name of the nominee(s) on the line immediately below.

Nominees for a three-year term expiring in 2007:	David H. Crum, William B. Ebzery, Charles M. Heyneman, Terry W. Payne, Homer A. Scott, Jr.

2.	To ratify the appointment of McGladrey & Pullen as independent certified public accountants for the fiscal year ending December 31, 2004:

FOR	AGAINST	ABSTAIN

3.	In its discretion, the proxy is authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, the shares represented by this Proxy will be voted at the meeting “FOR” each proposal.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee, guardian, or corporate official, please add your title.

Dated: ,2004	(Name)

Shares owned as of Record Date:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.